SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

[X]      Filed by Registrant

[ ]      Filed by a Party other than the Registrant


Check the appropriate box:

[ ]      Preliminary Proxy Statement

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               STEVEN MADDEN, LTD.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11


1)       Title of each class of securities to which transaction applies:

                  N/A
         -----------------------------------------------------------------------
2)       Aggregate number of securities to which transaction applies:

                  N/A
         -----------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

                  N/A
         -----------------------------------------------------------------------

4)       Proposed maximum aggregate value of transaction:

                  N/A
         -----------------------------------------------------------------------

----------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

                  1)  Amount Previously Paid:
                           N/A
                  --------------------------------------------------------------
                  2)  Form, Schedule or Registration Statement No.:
                           N/A
                  --------------------------------------------------------------
                  3)  Filing Party:
                           N/A
                  --------------------------------------------------------------
                  4)  Date Filed:
                           N/A
                  --------------------------------------------------------------

                               STEVEN MADDEN, LTD.
                              52-16 BARNETT AVENUE
                           LONG ISLAND CITY, NY 11104
                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 1999
                    ----------------------------------------

TO THE STOCKHOLDERS OF STEVEN MADDEN, LTD.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Steven Madden, Ltd., a Delaware corporation (the "Company"), will be held on June 4, 1999, at the Marriott Eastside located at 525 Lexington Avenue, New York, New York at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the purposes stated below.

         1. To elect eight (8) directors to the Board of the Company for a one (1) year term;

         2.       To approve the adoption of the Company's 1999 Stock Plan;

         3. To ratify the appointment of Richard A. Eisner & Company, LLP as independent auditors of the Company for fiscal year 1999; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         All Stockholders are cordially invited to attend the Annual Meeting. Only those Stockholders of record at the close of business on April 23, 1999 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Meeting.



                           BY ORDER OF THE BOARD OF DIRECTORS

                           /s/ STEVEN MADDEN
                           -----------------------------------------------------
May 4, 1999                    Steven Madden, President, Chairman of the Board
                               and Chief Executive Officer



WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, NEW YORK, NEW YORK 10005.

                               STEVEN MADDEN, LTD.
                              52-16 BARNETT AVENUE
                           LONG ISLAND CITY, NY 11104

                                 PROXY STATEMENT


                                  INTRODUCTION

              This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Steven Madden, Ltd., a Delaware corporation (the "Company"), for use at the annual meeting of the Company's Stockholders to be held at the Marriott Eastside located at 525 Lexington Avenue, New York, New York on June 4, 1999 at 10:00 a.m., local time, and at any adjournments thereof (the "Annual Meeting").

              The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect eight (8) directors to the Board of Directors of the Company for a one (1) year term, (ii) to approve the adoption of the Company's 1999 Stock Plan, (iii) to ratify the appointment of Richard A. Eisner & Company, LLP as independent auditors of the Company for fiscal year 1999, and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF EACH OF THE PROPOSALS. Only holders of record of common stock, $.0001 par value (the "Common Stock"), of the Company at the close of business on April 23, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting.

              The principal executive offices of the Company are located at 52-16 Barnett Avenue, Long Island City, NY 11104 and its telephone number is
(718) 446-1800. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to Stockholders is May 4, 1999. The Company's Annual Report for the fiscal year ended December 31, 1998, including audited financial statements, are being sent to Stockholders together with this Proxy Statement and are incorporated herein by reference.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

              As of the Record Date, there were outstanding 10,944,843 shares of Common Stock held by approximately 84 holders of record and 4,000 beneficial owners. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained. The nominees to be selected as a Director named in Proposal 1 must receive a plurality of the eligible votes cast at the Annual Meeting with respect to such Proposal. The approval of the adoption of the Company's 1999

Stock Plan described in Proposal 2 and the ratification of the appointment of Richard A. Eisner & Company, LLP as independent auditors of the Company for fiscal year 1999 described in Proposal 3 must be approved by the affirmative vote of the holders of a majority of the total votes cast on such proposal in person or by proxy. Abstentions and broker non-votes will have no effect with respect to any of the Proposals. BROKERS WHO HOLD SHARES IN STREET NAME MAY VOTE ON BEHALF OF BENEFICIAL OWNERS WITH RESPECT TO PROPOSALS 1,2 AND 3. The approval of all other matters to be considered at the Annual Meeting requires the affirmative vote of a majority of the eligible votes cast at the Annual Meeting on such matters.

              The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of capital stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

              Proxies given by Stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, Stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the Stockholder or his attorney authorized in writing or, if the Stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

              ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

              None of the matters to be acted on at the Annual Meeting give rise to any statutory right of a Stockholder to dissent and obtain the appraisal of or payment for such Stockholder's shares.

                                  PROPOSAL ONE

TO ELECT EIGHT DIRECTORS TO SERVE FOR ONE YEAR AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

              Under the By-Laws of the Company (the "By-Laws"), the Board of Directors of the Company is required to be comprised of a minimum of one (1) director, subject to which limitation the number of directors may be fixed from time to time by action of the stockholders or of the directors, with all directors elected by the stockholders each year at the annual stockholders meeting. The Company's board presently consists of eight (8) directors whose terms expire at the Annual Meeting. Officers are elected annually by and serve at the discretion of the Board of Directors.

              The Board has nominated eight (8) candidates to serve as directors all of whom are currently directors. The names and biographical summaries of the eight (8) persons who have been nominated by the Board of Directors to stand for election at the Annual Meeting have been provided below for your information. The Board of Directors has proposed that these persons be elected at the Annual Meeting to serve until the next annual meeting of stockholders. The Proxies will be voted for the election of the eight (8) nominees listed below as directors of the Company unless otherwise specified on the form provided. The vote of a majority of the capital stock, present and constituting a quorum at the Annual Meeting, will be necessary to elect the directors listed below. If, for any reasons, any of the nominees shall be unable or unwilling to serve, the Proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the Annual Meeting. Stockholders may abstain from voting by marking the appropriate boxes on the enclosed Proxy. Abstentions shall be counted separately and shall be used for purposes of calculating quorum.

BIOGRAPHICAL SUMMARIES OF NOMINEES FOR THE BOARD OF DIRECTORS

              STEVEN MADDEN has been since the Company's inception, the Chairman of the Board, Chief Executive Officer and President. In 1980, Mr. Madden joined L.J. Simone, a domestic footwear manufacturer, as an Account Executive. At that time, L.J. Simone had annual sales of approximately $800,000. Mr. Madden was promoted to Sales Manager and Director of Product Development and was instrumental in the company's growth to $28 million in annual sales. After leaving L.J. Simone in 1988, Mr. Madden joined M.C.M. Footwear, where he commenced the design, development and marketing of the "Souliers" line of footwear for women. In 1990, Mr. Madden founded the Company.

              RHONDA J. BROWN has been the Chief Operating Officer of the Company since July 1996 and a Director of the Company since November 1996. From July 1988 to July 1992, Ms. Brown served as Senior Vice-President and General Merchandise Manager to Lord & Taylor, a division of the May Company. From August 1992 to December 1994, Ms. Brown served as Merchandise President of Macy's East, a division of R.H. Macy & Co., Inc. Prior to joining the Company, Ms. Brown served as President and Chief Executive Officer of Icing, Inc. from May 1995 to December 1995. Ms. Brown attended the American University, receiving a BS in Marketing and Public Communications in 1976.


              ARVIND DHARIA has been the Chief Financial Officer of the Company since October 1992 and a Director since December 1993. From December 1988 to September 1992, Mr. Dharia was Assistant Controller of Millennium III Real Estate Corp.

              JOHN BASILE was the Director of Operations of the Company from June 1994 through December 1997 and the Company's Executive Vice President since January 1998. Mr. Basile has been a Director of the Company since November 1996. Mr. Basile was a Sales Manager at Bellini Imports from 1980 to 1990. From 1990 to 1994, Mr. Basile was Executive Vice President of Cougar U.S.A. responsible for the United States Division of Susan Shoes of Canada.

              CHARLES KOPPELMAN has been a director of the Company since June 1998. Since February 4, 1998, Mr. Koppelman has been the Chairman and Chief Executive Officer of CAK Universal Credit Corp., a joint venture created with Prudential Securities to provide financing to the entertainment, sports and licensing industries. From 1988 to 1997, Mr. Koppelman served as the Chairman and Chief Executive Officer of EMI Capital Music, N.A.

              JOHN L. MADDEN has been a Director of the Company since the Company's inception. From April 1992 until August 1993, Mr. Madden was associated with GKN Securities, Inc. as a Senior Account Executive. From August 1993 to April 1994, Mr. Madden was employed by Biltmore Securities as a Managing Director and registered sales representative. From May 1994 to May 1996, Mr. Madden served as Vice President of Investments for GKN Securities, Inc. From May 1996 through December 1996, Mr. Madden was associated with Kenny Securities, Inc. As of January 1997, Mr. Madden has been associated with Merit Capital, Corp. Mr. Madden is the brother of Steven Madden, the Company's Chairman of the Board, Chief Executive Officer and President.

              PETER MIGLIORINI has been a Director of the Company since October 1996. From 1987 to 1994, Mr. Migliorini served as Director of Operations for Mackroyce Group. Mr. Migliorini has previously served in a number of capacities, ranging from Assistant Buyer to Chief Planner/Coordinator for several shoe companies including Meldisco Shoes, Perry Shoes, and Fasco Shoes. From 1994 to present, Mr. Migliorini has served as Sales Manager for Greschlers, Inc., a major supply company located in Brooklyn, New York.

              LES WAGNER has been a Director of the Company since October 1996 and the Vice President-Real Estate for Steven Madden Retail, Inc. since January 1, 1999. Mr. Wagner has served in a number of capacities for Baker/Leeds Shoe Store, a Division of Edison Brothers Stores, Inc. from 1963 to 1993 which included, President, Gussini Discount Shoe Division from 1987 to 1988; Vice President Real Estate Northeast Area from 1988 to 1989; and General Merchandise Manager from 1989 to 1993. From 1993 to 1996, Mr. Wagner served as the President of Baker/Leeds. Mr. Wagner attended Harvard University, completing the Advanced Management Program (AMP 100). From 1996 through 1998, Mr. Wagner performed consulting services for the Company from time to time.

              Steven Madden and John L. Madden are brothers. Except for such relationship, there are no family relationships among any of the directors or executive officers of the Company.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF MS. RHONDA BROWN AND MESSRS. STEVEN MADDEN, ARVIND DHARIA, JOHN BASILE, CHARLES KOPPELMAN, JOHN L. MADDEN, PETER MIGLIORINI AND LES WAGNER. UNLESS OTHERWISE INSTRUCTED OR UNLESS AUTHORITY TO VOTE IS WITHHELD, THE ENCLOSED PROXY WILL BE VOTED FOR THE ELECTION OF THE ABOVE LISTED NOMINEES.

DIRECTOR COMPENSATION

              Directors who are also employees of the Company are not paid any fees or other remuneration, as such, for service on the Board or any of its Committees. Each non-employee director receives an annual grant of an option to purchase 10,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant. In addition, non-employee directors are reimbursed by the Company for all expenses related to attending meetings.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

              The Board of Directors met three (3) times during the fiscal year ended December 31, 1998. The Board of Directors has standing Audit, Real Estate and Compensation Committees.

              The Audit Committee of the Board of Directors consists of directors John L. Madden, Les Wagner, and Peter Migliorini, none of whom was an employee of the Company during 1998. Effective January 1, 1999, Mr. Wagner commenced his employment with the Company. This Committee is primarily responsible for reviewing the services performed by the Company's independent auditors, evaluating the Company's accounting policies and its system of internal controls, and reviewing significant finance transactions.

              The Compensation Committee of the Board of Directors consists of directors Charles Koppelman, John Madden and Peter Migliorini. The Compensation Committee is primarily responsible for approving salaries, bonuses and other compensation for the Company's Chief Executive Officer and named executive officers, reviewing management recommendations relating to new incentive compensation plans and changes to existing incentive compensation plans, and for administering the Company's stock plans, including granting options and setting the terms thereof pursuant to such plan (all subject to approval by the Board of Directors).

              The Real Estate Committee of the Board of Directors consists of directors Steven Madden, Rhonda Brown and Les Wagner. This Committee is primarily responsible for overseeing real estate transactions for the Company. In light of the Company's aggressive retail store expansion plan, the Real Estate Committee was formed to consider proposed real estate transactions for approval.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

              Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

              To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

DIRECTORS AND EXECUTIVE OFFICERS

              Certain   information   concerning  the  Directors  and  Executive
Officers of the Company is set forth below:

Name                  Age       Position(s) With the Company
----                  ---       ----------------------------

Steven Madden         42        Chairman of the Board, Chief Executive Officer,
                                and President
Rhonda Brown          43        Chief Operating Officer and Director
Arvind Dharia         49        Chief Financial Officer, Secretary and Director
John Basile           47        Executive Vice President and Director
Les Wagner            58        Vice President-Real Estate of Steven Madden
                                Retail, Inc. and Director
Gerald Mongeluzo      58        President of Adesso-Madden, Inc.
Charles Koppelman     51        Director
John L. Madden        52        Director
Peter Migliorini      50        Director

See "Biographical Summaries of Nominees for the Board of Directors" for biographical summaries of Ms. R. Brown and Messrs. S. Madden, A. Dharia, J. Basile, C. Koppelman, J. Madden, P. Migliorini and L. Wagner.

         GERALD MONGELUZO has been President of Adesso-Madden, Inc., a wholly owned subsidiary of the Company, since September 1995. Mr. Mongeluzo founded Prima Shoes, Inc., a buying agent of private label shoes, and served as President from 1984 to 1987. From 1987-1991, Mr. Mongeluzo was the President of the Prima Barbaro Division of Cells Enterprise, Inc. Prior to joining the Company, Mr. Mongeluzo was the founder and President of Adesso Shoes, Inc., a buying agent of private label shoes.

         All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and, subject to existing employment agreements, serve at the discretion of the Board.

                  There are no family relationships among any of such persons, except that Steven Madden, the Company's founder, Chairman of the Board and Chief Executive Officer and President, and John L. Madden, a director of the Company, are brothers.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table sets forth for each of the last three fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996 the remuneration paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers.


                                       SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------
                                                                            LONG-TERM COMPENSATION
                                            ANNUAL COMPENSATION
                           -----------------------------------------------------------------------------
NAME AND                   FISCAL                                          AWARDS           OTHER ANNUAL
PRINCIPAL POSITION         YEAR             SALARY($)    BONUS($)         OPTIONS(1)        COMPENSATION
--------------------------------------------------------------------------------------------------------
Steven Madden, President   1998             $274,231     $   0.00          191,189           $315,394(2)
and Chief Executive        1997             $232,692     $473,496          540,000           $243,395(2)
Officer                    1996             $207,692     $436,458           20,000           $146,785(2)

Rhonda Brown, Chief        1998             $236,888     $242,493          188,811
 Operating Officer         1997             $208,342     $ 57,500          176,000
                           1996             $ 96,153     $   0.00           60,000

Arvind Dharia,             1998             $140,000     $ 46,561            32,000          $ 86,891(3)
Chief Financial Officer    1997             $117,000     $   0.00            40,000          $ 86,968(3)
                           1996             $165,886     $   0.00            20,000          $ 48,886(3)

John Basile                1998             $274,711     $189,000          250,000
Director of Operations     1997             $250,000     $ 81,303           40,000
                           1996             $173,786     $178,000          100,000

Gerald Mongeluzo           1998             $230,992     $ 35,000           50,000
President, Adesso-         1997             $215,615     $ 29,336           22,500
Madden, Inc.               1996             $208,000     $   0.00           30,000

-------------
(1)               Options to purchase shares of Common Stock.
(2)               Life insurance premium paid on behalf of Mr. Madden.
(3)               Life insurance premium paid on behalf of Mr. Dharia.

                  The following table sets forth certain 1998 information with respect to options granted during the last fiscal year to the Company's Chief Executive Officer and the other executive officers named in the above Summary Compensation Table.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                      -------------------------------------
                                 Number of Securities           Percent of Total        Exercise or Base
                                      Underlying            Options/sars Granted to           Price
Name                             Options/SARs Granted      Employees in Fiscal Year%          ($/Sh)         Expiration Date
----                             --------------------      -------------------------          ------         ---------------
                                         (#)
Steven Madden                          161,189                     15.5                        6.00              10/16/03
                                        30,000                      2.9                        5.50               5/31/05

Rhonda Brown                           188,811                     18.2                        7.69               8/30/03

Arvind Dharia                           25,000                      2.4                        6.00              10/16/03
                                         7,000                      0.7                        5.50               5/31/05

John Basile                            250,000                     24.1                        7.50               7/15/07

Gerald Mongeluzo                        50,000                      4.8                       10.25               5/22/03

-----------------

         The following table sets forth certain information with respect to options exercised during the last fiscal year by the Company's Chief Executive Officer and the executive officers named in the Summary Compensation Table, and with respect to unexercised options held by such persons at the end of the last fiscal year:

                             AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                             OPTION/SAR VALUES

                             Shares                                Number of Securities             Value of Unexercised in the
                           Acquired on     Value Realized         Underlying Unexercised               Money Options/SARs at
Name                       Exercise (#)          $               Options/SARs At FY-End (#)               FY-End ($) (1)
----                       ------------    --------------        --------------------------         ---------------------------
                                                              Exercisable       Unexercisable      Exercisable     Unexercisable
                                                              -----------       -------------      -----------     -------------

Steven Madden                100,000          520,041          1,251,189            ----            6,643,813           ----

Rhonda Brown                  22,000          108,125            226,406           116,405            416,587         214,185

Arvind Dharia                 25,000          113,313            107,000            ----              302,810           ----

John Basile                    ----             ----             490,000            ----              715,400           ----

Gerald Mongeluzo               ----             ----              52,500            50,000             35,700          34,000

----------------

(1) Based upon a closing price on December 31, 1998 of $8.50 per share as reported by The Nasdaq Stock Market.

1999 STOCK PLAN

                  As of March 15, 1999, the Board of Directors of the Company, adopted the 1999 Stock Plan (the "1999 Plan"), subject to approval of the Company's stockholders. The purpose of the 1999 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants, and independent contractors of the Company, may be granted incentive stock options and/or nonqualified stock options to purchase shares of common stock, in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company by encouraging stock ownership in the Company. The 1999 Plan is expected to provide even greater flexibility to the Company's compensation methods, after giving due consideration to competitive conditions and the impact of federal tax laws. See Proposal number 2 - Adoption of the 1999 Stock Plan.

OTHER OPTIONS

                  In March 1995, the Company issued options to purchase 1,000,000 shares of its Common Stock to a company wholly owned by the Company's President, Chief Executive Officer and a stockholder. The options were subsequently transferred to the President. The options which are fully exercisable, have an exercise price of $1.75 and an exercise period of 10 years. Unearned compensation was recorded in the amount of $575,000, which represents the difference between the exercise price and the fair value of the stock on the date of grant, and was classified as a component of stockholders' equity. The unearned compensation was being amortized over four years, however, there was no net charge to earnings since the amount which would otherwise be recorded as compensation reduced the President's bonus. If such bonus was not sufficient to offset the amortization in any of the four years, the President was required to pay to the Company an amount equal to the shortage. The unamortized portion was charged to operations in the prior year in connection with the President's amended employment agreement.

                  In October 1998, the Company issued options exercisable for 30,000 shares of common stock at an exercise price of $4.00 per share to a former consultant to the Company in connection with the settlement of a dispute with such consultant concerning the payment of compensation. The options expire on October 31, 2001.

EMPLOYMENT AGREEMENTS

                  In July 1997, the Company entered into a ten (10) year Employment Agreement with Steven Madden, the Company's founder, Chief Executive Officer, President and Chairman. The Company agreed to pay Mr. Madden an annual salary of $275,000 for the two year period commencing January, 1998, $300,000 for the year commencing January, 2000 and an incremental increase of ten percent (10%) per annum for each year thereafter. The agreement provided for payment of a signing bonus of $200,000, and annual non-accountable expense allowance of $50,000 and use of an automobile having a retail selling price of no more than $50,000. In addition, in the event of Mr. Madden's total disability or his death, the Company is obligated to pay to Mr. Madden's estate an amount equal to the appropriate salary for the twelve (12) month period immediately subsequent to the date of total disability or his death. In the event Mr. Madden's employment agreement is terminated for any reason other than "for cause" or due to his "total disability", the Company is obligated to pay Mr. Madden the balance of his salary, fifty percent (50%) upon termination and the remaining fifty percent (50%) in annual installments over the life of the agreement. Further, in the event of a "change of control" of the Company, Mr. Madden is entitled to terminate the Employment Agreement and to receive the balance of his salary upon termination and an amount equal to his bonus (if any) for the preceding calendar year multiplied by the remaining years left under his Employment Agreement. Mr. Madden's Employment Agreement contains other customary provisions.

                  In July 1996, the Company entered into a three (3) year Employment Agreement with Rhonda Brown pursuant to which Ms. Brown will serve as the Company's Chief Operating Officer. The Company agreed to pay Ms. Brown an annual salary of $200,000 plus a 10% annual increase in the base salary. The agreement provided that Ms. Brown received options to purchase 66,000 shares of the Company's Common Stock at an exercise price equal to the closing bid price of the Company's Common Stock on June 28, 1996, as quoted on The Nasdaq Stock Market. Ms. Brown is entitled to receive a cash bonus equal to four percent (4%) of the amount by which the aggregate EBIT-D (earnings before the payment of interest or taxes or a deduction for depreciation) for the four (4) calendar quarters ending on the most recent June 30th exceed EBIT-D for the four (4) calendar quarters ending on the preceding June 30th. The agreement also provided that on each August 30th during the term of the Agreement, Ms. Brown was entitled to receive options (the "Option Bonus") to purchase a number of shares of Common Stock equal to the dollar amount of the Cash Bonus. The options comprising the Option Bonus are exercisable at a price equal to the average closing bid price of the Company's shares of Common Stock for the five trading days ending on August 29th. The agreement further provides that if at any time during the term of the agreement, the Company's EBIT-D aggregated over four (4) consecutive fiscal quarter equals or exceeds $20,000,000, Ms. Brown shall be entitled to receive an additional bonus equal to two hundred thousand dollars ($200,000). As of May 1, 1998, the Company and Ms. Brown amended her employment agreement so that her annual base salary increase will be reduced from 10% per annum to 5% per annum commencing on July 1, 2000. In addition, in the event that a "change of control" of the Company occurs without Ms. Brown's consent, she is entitled to receive an amount equal to the greater of (i) the balance of the Base Salary during the remainder of the Term, and (ii) the Base Salary for two years and Ms. Brown's most recent annual bonus multiplied by the number of years remaining under the agreement. As of March 15, 1999, the Company and Ms. Brown executed a second amendment to her employment agreement. The most recent amendment accelerates the reduction in her annual base salary increase from July 1, 2000 to July 1, 1999 and reduces by one half (1/2) the number of the options issuable as an Option Bonus. Ms. Brown's Employment Agreement contains other customary provisions.

                  In January 1998, the Company entered into a four (4) year Employment Agreement, subject to automatic extension for one (1) year unless either party terminates the agreement with ninety (90) days' prior notice, with Arvind Dharia, pursuant to which Mr. Dharia will serve as the Company's Chief Financial Officer. The Company agreed to pay Mr. Dharia an annual salary of $140,000 subject to annual incremental increases of ten percent (10%) commencing on the third anniversary of the Employment Agreement. The agreement provides that Mr. Dharia receive an option to purchase 25,000 shares of the Company's

Common Stock on June 30 of each year during the term of the agreement. The options are to vest quarterly over a period of one (1) year and are exercisable at an exercise price equal to the closing bid price of the Company's Common Stock on June 30 of each year, as quoted on The Nasdaq Stock Market. If the Company does not extend the term of Mr. Dharia's Employment Agreement (other than "for cause" or "total disability"), Mr. Dharia shall receive severance pay equal to three months salary on the expiration of the agreement. In addition, in the event of Mr. Dharia's total disability or death the Company is obligated to pay Mr. Dharia or his estate an amount equal to the appropriate salary for the twelve (12) month period immediately subsequent to the date of his total disability or death. In the event Mr. Dharia's employment agreement is terminated for any reason other than "for cause" or due to his "total disability", the Company is obligated to pay Mr. Dharia the balance of his salary and benefits, fifty percent (50%) on January 1 after the date of termination and the remaining fifty percent (50%) one year after. Further, in the event of a "change in control" of the Company, Mr. Dharia is entitled to terminate the Employment Agreement and to receive the balance of his salary upon termination and an amount equal to his bonus (if any) for the preceding calendar year multiplied by the remaining years left under his Employment Agreement plus $200,000 as severance pay. Mr. Dharia's Employment Agreement contains other customary provisions.

                  As of January 1998, the Company entered into a three (3) year Employment Agreement with John Basile pursuant to which Mr. Basile will serve as the Company's Executive Vice President-Product Development and Design. The Company agreed to pay Mr. Basile an annual salary of $275,000 subject to an annual increase of $25,000 on each anniversary of the Employment Agreement. The agreement provides that Mr. Basile receive an option to purchase 50,000 shares of the Company's Common Stock on the date of execution of the Employment Agreement at an exercise price of $7.50 per share. In addition, the agreement provided that Mr. Basile receive on the date on which the Company's 1998 Stock Plan is approved by stockholders (and subject to such approval being received)
(a) an option to purchase 200,000 shares of the Company's Common Stock which options shall vest immediately and are exercisable at an exercise price of $7.50 per share, and (b) an option to purchase 100,000 shares of the Company's Common Stock which options shall vest on December 31, 1999 and are exercisable at a price equal to the average closing bid price of he Company's Common Stock for the five (5) trading days ending two (2) trading days prior to the date of such stockholder approval. The agreement provides for Mr. Basile to receive a lump sum payment of $250,000 in the event that the stockholders do not approve the Company's 1998 Stock Plan. During the term of the Employment Agreement, Mr. Basile shall be entitled to receive a cash performance bonus based on the annual earnings of the Company's wholesale division (for the sale of Steve Madden(R) and David Aaron(R) footwear brands) before the payment of interest and taxes ("Wholesale EBIT"). By March 30, 1998, 1999, 2000 and 2001, Mr. Basile will be entitled to receive a cash bonus equal to four percent (4%) of Wholesale EBIT for the fiscal year ending on the December 31 preceding such date, calculated in accordance with generally accepted accounting principles. The agreement further provides that if the Company records Wholesale EBIT of not less than an aggregate of $10,000,000 during any four (4) consecutive fiscal quarters during the term of the Employment Agreement, Mr. Basile shall be entitled to receive an additional cash bonus of $100,000 and an option to purchase 100,000 shares of the Company's Common Stock (subject to the approval of the Company's stockholders) which options shall vest over a period of five (5) years from the date of grant and are exercisable at a price equal to the average closing bid price of the Company's shares of Common Stock for the five (5) trading days ending two (2) trading days prior to the date of issuance. In the event Mr. Basile's Employment Agreement is terminated for any reason other than "for cause" or due to his "total disability", the Company is obligated to pay Mr. Basile's salary through the date of termination and severance compensation equal to the salary due to Mr. Basile for the remainder of the term of his Employment Agreement (as if it had not been terminated) together with all options due to be granted to him under the Employment Agreement. Mr. Basile's Employment Agreement contains other customary provisions.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee ("Committee") is responsible for reviewing and approving the Company's compensation policies and the compensation paid to its executive officers, including the Chief Executive Officer and the other named executive officers. The Compensation Committee is comprised of Charles Koppelman, Peter Migliorini and John Madden each of whom are non-employee Directors of the Company.

         The Compensation Committee's goal is to develop executive compensation policies and practices that are consistent with and linked to the Company's long term goal of maximizing shareholder value. The program is designed to facilitate the long-term success and growth of the Company through the attraction, motivation, and retention of outstanding executives.

         The objectives of the Company's executive compensation programs are to:
(i) attract and retain the highest quality executives, (ii) inspire and motivate executive officers to increase Company performance, (iii) align executive officers' financial interest with those of the Company's long-term investors and
(iv) reward executive officers for exceptional individual contributions to the achievement of the Company's objectives.

         Executive compensation consists of three components: base salary, annual incentive bonuses and long-term incentive awards (stock options). Each compensation component is offered to executives in varying combinations, structured in each case, to meet varying business objectives and to provide a level of total compensation comparable to similarly situated public companies.

         The Company has negotiated employment agreements with respect to base salary, annual incentive awards and stock option awards for each of the Company's named executive officers based upon the Company's performance and individual performance.

         Steven Madden, the Company's Chairman of the Board, President and Chief Executive Officer, is eligible to participate in the same compensation plans available to the other executive officers.

         The Internal Revenue Code of 1986 prohibits the Company from taking a tax deduction in any year for compensation paid the persons who would be named executive officers in that year in excess of $1 million unless such compensation is "performance-based compensation." The Company did not pay in 1998 any officer compensation which will be subject to the $1 million deduction limitation. The Compensation Committee will take into consideration the $1 million deduction limitation when structuring future compensation packages for the Company's executive officers and, if appropriate and in the best interests of the Company, will conform such packages to permit the Company to take a deduction for the full amount of all compensation.

                                        COMPENSATION COMMITTEE


                                        Charles Koppelman
                                        John Madden
                                        Peter Migliorini


STOCK PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the cumulative total shareholder return on the Common Stock during the period beginning on December 10, 1993 (the date on which the Common Stock began trading on The Nasdaq SmallCap Market) and ending on December 31, 1998 with the cumulative total return on the Russell 2000 Index and the Standard & Poor's Footwear Index. The comparison assumes that $100 was invested on December 31, 1993 in the Company's Common Stock and in the foregoing indices and assumes the reinvestment of dividends.

                               GRAPH APPEARS HERE


                              [PLOT POINTS TO COME]


--------------------------------------------------------------------------------------
                       12/31/93   12/31/94    12/31/95  12/31/96    12/31/97  12/31/98
--------------------------------------------------------------------------------------
Steven Madden, Ltd.      100       147.43      93.18      93.18      137.51    154.55
--------------------------------------------------------------------------------------
Russell 2000 Index       100        91.77     122.19     140.23       169.0    163.18
--------------------------------------------------------------------------------------
S&P Footwear Index       100       133.63     178.74     295.09       197.4    191.22
--------------------------------------------------------------------------------------


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

                  The following table sets forth information as of the Record Date with respect to the beneficial ownership of the outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. See "Compensation of Directors and Executive Officers."

                                                     Amount and
                                                     Nature of        Percentage
                  Name and Address                   Beneficial        (%) of
                  of Beneficial Owner(1)             Ownership(2)     Class(2)
                  ----------------------             ------------     --------

                  Steven Madden(3)                   1,542,005(4)      12.6%
                  BOCAP Corp.(5)                     1,542,005(6)      12.6%
                  John Madden(7)                        60,000(8)        *
                  Arvind Dharia(9)                     107,000(10)        1%
                  John Basile(11)                      490,000(12)      4.3%
                  Les Wagner(13)                        60,000(8)        *
                  Rhonda Brown(14)                     226,406(15)      2.0%
                  Gerald Mongeluzo(16)                 102,500(17)       *
                  Peter Migliorini(18)                  60,000(8)        *
                  Charles Koppelman(19)                100,000(20)       *
                  EGS Partners, LLC(21)                567,800(22)      5.2%
                  Bev Partners, L.P.                   567,800(22)      5.2%
                  Jonas Partners, L.P.                 567,800(22)      5.2%
                  J.P. Morgan
                    & Co. Incorporated(23)             781,400          7.1%
                  Directors and Officers
                     as a Group (9 persons)          2,747,911         20.1%

----------
*        indicates beneficial ownership of less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is c/o Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.
(2) Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K of the Securities Act of 1933 and Rule 13(d)-3 of the Securities Exchange Act. and based upon 10,944,843 shares of Common Stock outstanding.
(3) Mr. Madden is the Chairman of the Board, Chief Executive Officer and President of the Company.
(4) Includes (i) 285,816 shares of Common Stock held by BOCAP, a corporation owned by Mr. Madden, (ii) 1,251,189 shares of Common Stock issuable upon the exercise of options held by Mr. Madden at an exercise price ranging from $1.75 to $6.00 per share. See "Executive Compensation-Employment Agreements."
(5) BOCAP Corp. is a company wholly-owned by Steven Madden, the Chairman of the Board, Chief Executive Officer and President of the Company.
(6) Includes (i) 1,251,189 shares of Common Stock issuable upon the exercise of options held by Mr. Madden at exercise prices ranging from $1.75 to $6.00 per share, and (ii) 5,000 shares of Common Stock held by Mr. Madden.
(7)      John Madden, a director of the Company, is the brother of Steven
         Madden.
(8) Includes 60,000 shares of Common Stock issuable upon the exercise of option at prices ranging from $5.50 per share to $6.00 per share.
(9)      Mr. Dharia is a Director and the Chief Financial Officer of the
         Company.

(10) Includes 107,000 shares of Common Stock issuable upon the exercise of options held by Mr. Dharia at exercise prices ranging from $5.50 to $6.00 per share.
(11)     Mr. Basile is a director and Executive Vice President of the Company.
(12) Includes 490,000 shares of Common Stock issuable upon the exercise of options held by Mr. Basile at exercise prices ranging from $5.50 to $7.97.
(13) Mr. Wagner is a director of the Company and the Vice President-Real Estate of Steven Madden Retail, Inc.
(14)     Ms. Brown is a Director and the Chief Operating Officer of the Company.
(15) Includes 226,406 shares of Common Stock issuable upon the exercise of options held by Ms. Brown at exercise prices ranging from $5.50 per share to $7.69 per share.
(16) Mr. Mongeluzo is the President of Adesso-Madden, Inc., a subsidiary of the Company.
(17) Includes 102,500 shares of Common Stock issuable upon the exercise of options held by Mr. Mongeluzo at exercise prices ranging from $5.50 per share to $10.25 per share.
(18) Mr. Migliorini is a director of the Company. (19) Mr. Koppelman is a director of the Company.
(20) Includes 100,000 shares of Common Stock issuable upon the exercise of options held by Mr. Koppelman.
(21) Based upon a Schedule 13D filed with the Securities and Exchange Commission on January 28, 1998. The address for such stockholder is 300 Park Avenue, New York, NY 10022.
(22) Includes shares of Common Stock beneficially owned by members of group (as defined in Section 13(d) of the Securities Exchange Act of 1934) as follows: (i) EGS Partners, LLC, 321,500, (ii) EGS Associates, L.P., 103,500, (iii) Bev Partners, L.P., 64,500, (iv) Jonas Partners, L.P., 52,500 and (v) 25,800 shares owned by Mr. Jonas Gerstle (a member of EGS Partners and a general partner of EGS Associates, Bev Partners and Jonas Partners) and certain member of his family.
(23) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 23, 1999. The address for such stockholder is 60 Wall Street, New York, NY 10260.

                              CERTAIN TRANSACTIONS

                  BOCAP Corporation, a company wholly-owned by Steven Madden, the Company's Chairman of the Board, Chief Executive Officer and President, was a defendant in a lawsuit which was settled in February 1998. In connection with the settlement, BOCAP borrowed $2.9 million (the "Loan") from the Company's factoring company and pledged 899,000 shares of the Company's Common Stock owned by BOCAP as collateral for the repayment therefor (the "Pledged Shares"). In addition, the Company guaranteed BOCAP's obligations under the Loan until the Pledged Shares were registered with the Securities and Exchange Commission for sale to the public or the Loan was repaid in full, whichever occurred first. A registration statement covering the sale of the Pledged Shares was declared effective on March 5, 1998 and the Company was released of its obligations under the Guaranty shortly thereafter.


                                  PROPOSAL TWO

                         ADOPTION OF THE 1999 STOCK PLAN

         As of March 15, 1999 the Board of Directors of the Company, subject to approval of the Company's stockholders, adopted the 1999 Stock Plan (hereinafter called the "1999 Plan"). The purpose of the 1999 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants, and independent contractors of the Company, or of any parent or subsidiary thereof, may be granted incentive stock options and/or nonqualified stock options to purchase shares of common stock, $.0001 par value ("Common Stock") in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company and its affiliates by encouraging stock ownership in the Company. A copy of the 1999 Plan is attached as Annex A to this Proxy Statement and the description of the 1999 Plan set forth below is qualified in its entirety by reference to the full text of the 1999 Plan.

DESCRIPTION OF THE 1999 PLAN

         The maximum number of shares of Common Stock with respect to which awards may be granted pursuant to the 1999 Plan is initially 400,000 shares. Shares issuable under the 1999 Plan may be either treasury shares or authorized but unissued shares. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.

         Subject to compliance with Rule 16b-3 of the Securities Exchange Act of 1934, the Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee, such as the Compensation Committee, of two or more members of the Board to administer the Plan, by such committee. The administrator of the Plan shall hereinafter be referred to as the "Plan Administrator". Except for the terms and conditions explicitly set forth herein, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options.

         Options granted under the 1999 Plan may be "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code (the "Code") or stock options which are not incentive stock options ("Non-Incentive Options" and, collectively with Incentive Options, hereinafter referred to as "Options"). Each option may be exercised in whole or in part; provided, that only whole shares may be issued pursuant to the exercise of any option. Subject to any other terms and conditions herein, the Plan Administrator may provide that an option may not be exercised in whole or in part for a stated period or periods of time during which such option is outstanding; provided, that the Plan Administrator may rescind, modify, or waive any such limitation (including by the acceleration of the vesting schedule upon a change in control of the Company) at any time and from time to time after the grant date thereof. During an Optionee's lifetime, any incentive stock options granted under the Plan are personal to such Optionee and are exercisable solely by such Optionee.

         The Plan Administrator can determine at the time the option is granted in the case of incentive stock options, or at any time before exercise in the case of nonqualified stock options, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

                  (a) delivery of shares of Common Stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

                  (b) delivery of a properly executed Notice of Exercise, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state, or local withholding tax obligations that may arise in connection with the exercise; or

                  (c) delivery of a properly executed Notice of Exercise, together with instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued upon exercise that number of shares of Common Stock having a fair market value equal to the option exercise price.

         Upon a Change in Control of the Company, any award carrying a right to exercise that was not previously exercisable shall become fully exercisable, the restrictions, deferral limitations and forfeiture conditions applicable to any other award granted shall lapse and any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

         Awards under the 1999 Plan may not be transferred, pledged, mortgaged, hypothecated or otherwise encumbered other than by will or under the laws of descent and distribution, except that the Committee may permit transfers of awards for estate planning purposes if, and to the extent, such transfers do not cause a participant who is then subject to Section 16 of the Exchange Act to lose the benefit of the exemption under Rule 16b-3 for such transactions.

         The Board may amend, alter, suspend, discontinue or terminate the 1999 Plan at any time, except that any such action shall be subject to stockholder approval at the annual meeting next following such Board action if such stockholder approval is required by federal or state law or regulation or the rules of any exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board of Directors otherwise determines to submit such action for stockholder approval. In addition, no amendment, alteration, suspension, discontinuation or termination to the 1999 Plan may materially impair the rights of any participant with respect to any award without such participant's consent. Unless terminated earlier by action of the Board of Directors, the 1999 Plan shall terminate ten (10) years after adoption by the shareholders.

RECOMMENDATION OF BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 PLAN. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THE PROPOSED 1999 PLAN.

                                 PROPOSAL THREE

          RATIFICATION OF SELECTION OF THE FIRM OF RICHARD A. EISNER & COMPANY, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY

         The Board of Directors upon recommendation of the members of the Audit Committee, concluded that the continued engagement of Richard A. Eisner & Company, LLP as the Company's independent public accountants for the 1999 fiscal year was in the best interests of the Company. The Board of Directors recommends that Stockholders ratify its choice of Richard A. Eisner & Company, LLP.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Richard A. Eisner & Company, LLP as independent public accountants for the Company. Unless marked to the contrary, proxies received from Stockholders will be voted in favor of the proposed amendment.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THE PROPOSED AMENDMENT.

STOCKHOLDER PROPOSALS AND SUBMISSIONS

If any Stockholder wishes to present a proposal for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the 1999 Annual Meeting of Stockholders, that proposal must be presented to the Company's secretary prior to December 1, 1999.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                                    STEVEN MADDEN, LTD.


May 4, 1999                         By: /s/ STEVEN MADDEN
                                        ----------------------------------------
                                            Steven Madden, Chairman of the
                                            Board, President and Chief Executive
                                            Officer

                                     ANNEX A

                               THE 1999 STOCK PLAN

APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS ON MARCH 15, 1999


                  SECTION 1. PURPOSE. The purpose of the Steven Madden, Ltd. 1999 Stock Plan (the "Plan") is to provide a means whereby directors and selected employees, officers, agents, consultants, and independent contractors of Steven Madden, Ltd., a Delaware corporation (the "Company"), or of any parent or subsidiary (as defined in subsection 5.7 hereof and referred to hereinafter as "Affiliates") thereof, may be granted incentive stock options and/or nonqualified stock options to purchase shares of common stock, $.0001 par value ("Common Stock") in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company and its Affiliates by encouraging stock ownership in the Company.

                  SECTION 2. ADMINISTRATION. Subject to Section 2.3 hereof, the Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee of two or more members of the Board to administer the Plan, by such committee. The administrator of the Plan shall hereinafter be referred to as the "Plan Administrator".

                  The foregoing notwithstanding, with respect to grants to be made to directors: (a) the Plan Administrator shall be constituted so as to meet the requirements of Section 16(b) of the Exchange Act and Rule 16b-3 thereunder, each as amended from time to time, or (b) if the Plan Administrator cannot be so constituted, no options shall be granted under the Plan to any directors.

                           2.1   PROCEDURES. The Board shall designate one of
the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

                           2.2   RESPONSIBILITIES. Except for the terms and
conditions explicitly set forth herein, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options. Grants under the Plan need not be identical in any respect, even when made simultaneously. The Plan Administrator may also establish, amend, and revoke rules and regulations for the administration of the Plan. The interpretation and construction by the Plan Administrator of any terms or provisions of the Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options corresponds to the requirements of Internal Revenue Code of 1986, as amended (the "Code"). Section 422, the regulations thereunder, and any amendments thereto. The Plan Administrator shall not be personally liable for any action made in good faith with respect to the Plan or any option granted thereunder.


                           2.3   RULE 16B-3 AND SECTION 16(B) COMPLIANCE;
BIFURCATION OF PLAN. It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") to the extent applicable, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. If any Plan provision is later found not to be in compliance with such Rule, such provision shall be deemed null and void. The Board of Directors may act under the Plan only if all members thereof are "disinterested persons" as defined in Rule 16b-3 and further described in Section 4 hereof; and no director or officer or other Company "insider" subject to Section 16 of the Exchange Act may sell shares received upon the exercise of an option during the six month period immediately following the grant of the option without complying with the terms of Section 16 of the Exchange Act.

                  Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of the Plan to participants who are officers and directors or other persons subject to Section 16(b) of the Exchange Act without so restricting, limiting, or conditioning the Plan with respect to other participants.

                  SECTION 3. STOCK SUBJECT TO THE PLAN. The stock subject to this Plan shall be the Common Stock, presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in
Section 7 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under the Plan shall not exceed in the aggregate 400,000 shares as such Common Stock was constituted on the effective date of the Plan. If any option granted under the Plan shall expire, be surrendered, exchanged for another option, canceled, or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of the Plan, including for replacement options which may be granted in exchange for such surrendered, canceled, or terminated options.

                  SECTION 4. ELIGIBILITY. An incentive stock option may be granted only to any individual who, at the time the option is granted, is a director, employee, officer, agent, consultant, or independent contractor of the Company or any Affiliate thereof. A nonqualified stock option may be granted to any director, employee, officer, agent, consultant, or independent contractor of the Company or any Affiliate thereof, whether an individual or an entity. Any party to whom an option is granted under the Plan shall be referred to hereinafter as an "Optionee".

                  A director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of a director as a person to whom options may be granted, or in the determination of the number of shares which may be covered by options granted to the director, the Plan complies with the requirements of Rule 16b-3 under the Exchange Act.

                  SECTION 5. TERMS AND CONDITIONS OF OPTIONS. Options granted under the Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations, and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with the Plan.

                           5.2  TERM AND MATURITY. Subject to the restrictions
contained in Section 6 hereof with respect to granting stock options to greater than ten percent stockholders, the term of each stock option shall be as established by the Plan Administrator and, if not so established, shall be ten years from the date of its grant, but in no event shall the term of any incentive stock option exceed a ten year period.

                           5.3  EXERCISE. Each option may be exercised in whole
or in part; provided, that only whole shares may be issued pursuant to the exercise of any option. Subject to any other terms and conditions herein, the Plan Administrator may provide that an option may not be exercised in whole or in part for a stated period or periods of time during which such option is outstanding; provided, that the Plan Administrator may rescind, modify, or waive any such limitation (including by the acceleration of the vesting schedule upon a change in control of the Company) at any time and from time to time after the grant date thereof. During an Optionee's lifetime, any incentive stock options granted under the Plan are personal to such Optionee and are exercisable solely by such Optionee. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price in accordance with Section 5.4 hereof.

                           5.4  PAYMENT OF EXERCISE PRICE. Except as set forth
below, payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check, or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for shares of Common Stock being purchased.

                  The Plan Administrator can determine at the time the option is granted in the case of incentive stock options, or at any time before exercise in the case of nonqualified stock options, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

                           (a)  delivery of shares of Common Stock of the
Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

                           (b) delivery of a properly executed Notice of
Exercise, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state, or local withholding tax obligations that may arise in connection with the exercise; or

                           (c)  delivery of a properly executed Notice of
Exercise, together with instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued upon exercise that number of shares of Common Stock having a fair market value equal to the option exercise price.

                           5.5  WITHHOLDING TAX REQUIREMENT. The Company or any
Affiliate thereof shall have the right to retain and withhold from any payment of cash or Common Stock under the Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. No option may be exercised unless and until arrangements satisfactory to the Company, in its sole discretion, to pay such withholding taxes are made. At its discretion, the Company may require an Optionee to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes or retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares of Common Stock so withheld. If required by Section 16(b) of the Exchange Act, the election to pay withholding taxes by delivery of shares of Common Stock held by any person who at the time of exercise is subject to
Section 16(b) of the Exchange Act shall be made either six months prior to the date the option exercise becomes taxable or at such other times as the Company may determine as necessary to comply with Section 16(b) of the Exchange Act. Although the Company may, in its discretion, accept Common Stock as payment of withholding taxes, the Company shall not be obligated to do so.

                           5.6  NONTRANSFERABILITY.

                                5.6.1 OPTION. Options granted under the Plan and
the rights and privileges conferred hereby may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined in
Section 414(p) of the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall not be subject to execution, attachment, or similar process. Any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of any option under the Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void ab initio. The designation by an Optionee of a beneficiary does not, in and of itself, constitute an impermissible transfer under this subsection 5.6.1.

                               5.6.2 STOCK.   The Plan Administrator may provide
in the agreement granting the option that (a) the Optionee may not transfer or otherwise dispose of shares acquired upon exercise of an option without first offering such shares to the Company for purchase on the same terms and conditions as those offered to the proposed transferee or (b) upon termination of employment of an Optionee, the Company shall have a six month right of repurchase as to the shares acquired upon exercise, which right of repurchase shall allow for a maximum purchase price equal to the fair market value of the shares on the termination date. The foregoing rights of the Company shall be assignable by the Company upon reasonable written notice to the Optionee.

                           5.7  TERMINATION OF RELATIONSHIP. If the Optionee's
relationship with the Company or any Affiliate thereof ceases for any reason other than termination for cause, death, or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three month period, that portion of the Optionee's option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of the three month period following such cessation as to all shares for which it has not theretofore been exercised, unless, in the case of a nonqualified stock option, such provision is waived in the agreement evidencing the option or by resolution adopted by the Plan Administrator within 90 days of such cessation. If, in the case of an incentive stock option, an Optionee's relationship with the Company or Affiliate thereof changes from employee to nonemployee (i.e., from employee to a position such as a consultant), such change shall constitute a termination of an Optionee's employment with the Company or Affiliate and the Optionee's incentive stock option shall terminate in accordance with this subsection 5.7.

                  If an Optionee is terminated for cause, any option granted hereunder shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), fraud, misconduct, or disclosure of confidential information. If an Optionee's relationship with the Company or any Affiliate thereof is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, all Optionee's rights under any option granted hereunder likewise shall be suspended during the period of investigation.

                  If an Optionee's relationship with the Company or any Affiliate thereof ceases because of a total disability, the Optionee's option shall not terminate or, in the case of an incentive stock option, cease to be treated as an incentive stock option until the end of the 12 month period following such cessation (unless by its terms it sooner terminates and expires). As used in the Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is, in the opinion of the Company and two independent physicians, expected to last for a continuous period of 12 months or more and which causes or is, in such opinion, expected to cause the Optionee to be unable to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

                  For purposes of this subsection 5.7, a transfer of relationship between or among the Company and/or any Affiliate thereof shall not be deemed to constitute a cessation of relationship with the Company or any of its Affiliates. For purposes of this subsection 5.7, with respect to incentive stock options, employment shall be deemed to continue while the Optionee is on military leave, sick leave, or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

                  As used herein, the term "Affiliate" shall be defined as follows: (a) when referring to a subsidiary corporation, "Affiliate" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, the stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain; and (b) when referring to a parent corporation, "Affiliate" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                           5.8  DEATH OF OPTIONEE. If an Optionee dies while he
or she has a relationship with the Company or any Affiliate thereof or within the three month period (or 12 month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee, to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

                           5.9  STATUS OF STOCKHOLDER. Neither the Optionee nor
any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under the Plan unless and until such option has been exercised.

                           5.10 CONTINUATION OF EMPLOYMENT. Nothing in the Plan
or in any option granted pursuant to the Plan shall confer upon any Optionee any right to continue in the employ of the Company or of an Affiliate thereof, or to interfere in any way with the right of the Company or of any such Affiliate to terminate his or her employment or other relationship with the Company at any time.

                           5.11 MODIFICATION AND AMENDMENT OF OPTION. Subject to
the requirements of Section 422 of the Code with respect to incentive stock options and to the terms and conditions and within the limitations of the Plan, including, without limitation, Section 9.1 hereof, the Plan Administrator may modify or amend outstanding options granted under the Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided herein, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding incentive stock options granted under the Plan shall be made in such a manner so as not to constitute a "modification" as defined in Section 424(h) of the Code and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in
Section 422(b) of the Code.

                           5.12 LIMITATION ON VALUE FOR INCENTIVE STOCK OPTIONS.
As to all incentive stock options granted under the terms of the Plan, to the extent that the aggregate fair market value (determined at the time of the grant of the incentive stock option) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, an Affiliate thereof or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The foregoing sentence shall not apply, and the limitation shall be that provided by the Code or the Internal Revenue Service, as the case may be, if such annual limit is changed or eliminated by (a) amendment of the Code or (b) issuance by the Internal Revenue Service of (i) a Revenue ruling, (ii) a Private Letter ruling to any of the Company, any Optionee, or any legatee, personal representative, or distributee of any Optionee, or (iii) regulations.

                           5.13 VALUATION OF COMMON STOCK RECEIVED UPON
EXERCISE.

                                5.13.1 EXERCISE OF OPTIONS UNDER SECTIONS 5.4(A)
AND (C). The value of Common Stock received by the Optionee from an exercise under Sections 5.4(a) and 5.4(c) hereof shall be the fair market value as determined by the Plan Administrator, provided, that if the Common Stock is traded in a public market, such valuation shall be the average of the high and low trading prices or bid and asked prices, as applicable, of the Common Stock for the date of receipt by the Company of the Optionee's delivery of shares under Section 5.4(a) hereof or delivery of the Notice of Exercise under Section 5.4(c) hereof, determined as of the trading day immediately preceding such date (or, if no sale of shares is reported for such trading day, on the next preceding day on which any sale shall have been reported).

                                5.13.2 EXERCISE OF OPTION UNDER SECTION 5.4(B).
The value of Common Stock received by the Optionee from an exercise under
Section 5.4(b) hereof shall equal the sales price received for such shares.

                  SECTION 6.    GREATER THAN TEN PERCENT STOCKHOLDERS.

                           6.1  EXERCISE PRICE AND TERM OF INCENTIVE STOCK
OPTIONS. If incentive stock options are granted under the Plan to employees who, at the time of such grant, own greater than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate thereof, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Common Stock at the time of grant of the incentive stock option. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document. The term and exercise price limitations of this provision shall be amended to conform to any change required by a change in the Code or by ruling or pronouncement of the Internal Revenue Service.

                           6.2   ATTRIBUTION RULE. For purposes of subsection
6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership estate, or trust shall be deemed to be owned proportionately by or for its stockholders, partners, or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock owned by him or her which is actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

                  SECTION 7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The aggregate number and class of shares for which options may be granted under the Plan, the number and class of shares covered by each outstanding option, and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

                           7.1.  EFFECT OF LIQUIDATION, REORGANIZATION, OR
CHANGE IN CONTROL.

                           7.1.1 CASH, STOCK, OR OTHER PROPERTY FOR STOCK.Except
as provided in subsection 7.1.2 hereof, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than mere reincorporation or creation of a holding company), or liquidation of the Company (each, an "event"), as a result of which the stockholders of the Company receive cash, stock, or other property in exchange for, or in connection with, their shares of Common Stock, any option granted hereunder shall terminate, but the time during which such options may be exercised shall be accelerated as follows: the Optionee shall have the right immediately prior to any such event to exercise such Optionee's option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

                           7.1.2 CONVERSION OF OPTIONS ON STOCK FOR EXCHANGE
STOCK. If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, or reorganization (other than mere reincorporation or creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection 7.1.1 hereof. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition, separation, or reorganization. Unless the Board determines otherwise, the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

                           7.2   FRACTIONAL SHARES. In the event of any
adjustment in the number of shares covered by an option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

                           7.3   DETERMINATION OF BOARD TO BE FINAL. Except as
otherwise required for the Plan to qualify for the exemption afforded by Rule 16b-3 under the Exchange Act, all adjustments under this Section 7 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in
Section 424(h) of the Code and so as not to cause the incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Section 422(b) of the Code.

                  SECTION 8. SECURITIES LAW COMPLIANCE. Shares shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended (the "Act"), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including, without limitation, the availability of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

                  As a condition to the exercise of an option, if, in the opinion of counsel for the Company, assurances are required by any relevant provision of the aforementioned laws, the Company may require the Optionee to give written assurances satisfactory to the Company at the time of any such exercise (a) as to the Optionee's knowledge and experience in financial and business matters (and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters) and that such Optionee is capable of evaluating, either alone or with the purchaser representative, the merits and risks of exercising the option or (b) that the shares are being purchased only for investment and without any present intention to sell or distribute such shares. The foregoing requirements shall be inoperative if the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Act.

                  At the option of the Company, a stop-transfer order against any shares may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold, or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. NONE OF THE ABOVE SHALL BE CONSTRUED TO IMPLY AN OBLIGATION ON THE PART OF THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

                  Should any of the Company's capital stock of the same class as the stock subject to options granted hereunder be listed on a national securities exchange or on the Nasdaq National Market, all stock issued hereunder if not previously listed on such exchange or market shall, if required by the rules of such exchange or market, be authorized by that exchange or market for listing thereon prior to the issuance thereof.

                  SECTION 9. USE OF PROCEEDS. The proceeds received by the Company from the sale of shares pursuant to the exercise of options granted hereunder shall constitute general funds of the Company.

                  SECTION 10.   AMENDMENT AND TERMINATION.

                           10.1 BOARD ACTION. The Board may at any time
suspend, amend, or terminate the Plan, provided, that no amendment shall be made without stockholder approval within 12 months before or after adoption of the Plan if such approval is necessary to comply with any applicable tax or regulatory requirement, including any such approval as may be necessary to satisfy the requirements for exemptive relief under Rule 16b-3 of the Exchange Act or any successor provision. Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless the Company requests the consent of the person to whom the option was granted and such person consents in writing thereto.

                           10.2  AUTOMATIC TERMINATION. Unless sooner terminated
by the Board, the Plan shall terminate ten years from the earlier of (a) the date on which the Plan is adopted by the Board or (b) the date on which the Plan is approved by the stockholders of the Company. No option may be granted after such termination or during any suspension of the Plan. The amendment or termination of the Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under the Plan.

                  SECTION 11. EFFECTIVENESS OF THE PLAN. The Plan shall become effective upon adoption by the Board so long as it is approved by the holders of a majority of the Company's shares of voting capital stock cast with respect to the proposal to adopt the Plan at any time within 12 months before or after the adoption of the Plan by the Board.

STEVEN MADDEN, LTD.                                                        PROXY

                               STEVEN MADDEN, LTD.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING EITHER THE PROXY (THE "PROXY") [FOR] OR [AGAINST] BOX NEXT TO EACH OF THE THREE (3) PROPOSALS

                  THE UNDERSIGNED HEREBY APPOINT(S) MR. STEVEN MADDEN WITH THE POWER OF SUBSTITUTION AND RESUBSTITUTION TO VOTE ANY AND ALL SHARES OF CAPITAL STOCK OF STEVEN MADDEN, LTD. (THE "COMPANY") WHICH THE UNDERSIGNED WOULD BE ENTITLED TO VOTE AS FULLY AS THE UNDERSIGNED COULD DO IF PERSONALLY PRESENT AT THE ANNUAL MEETING OF THE COMPANY, TO BE HELD ON JUNE 4, 1999, AT 10:00 A.M. LOCAL TIME, AND AT ANY ADJOURNMENTS THEREOF, HEREBY REVOKING ANY PRIOR PROXIES TO VOTE SAID STOCK, UPON THE FOLLOWING ITEMS MORE FULLY DESCRIBED IN THE NOTICE OF ANY PROXY STATEMENT FOR THE ANNUAL MEETING (RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED):

1.                ELECTION OF DIRECTORS

                           VOTE

[ ]                        FOR ALL NOMINEES LIST BELOW EXCEPT AS MARKED TO THE
                           CONTRARY BELOW

[ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

                           ABSTAIN

STEVEN MADDEN, RHONDA J. BROWN, ARVIND DHARIA, JOHN BASILE, CHARLES KOPPELMAN, JOHN L. MADDEN, PETER MIGLIORINI, AND LES WAGNER

2.                ADOPTION OF THE 1999 STOCK PLAN

[ ]                        FOR THE ADOPTION OF THE 1999 STOCK PLAN

[ ]                        WITHHOLD AUTHORITY

[ ]                        ABSTAIN

3. RATIFICATION OF THE APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP. AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 1999.

[ ]                        FOR THE RATIFICATION OF THE APPOINTMENT OF RICHARD A.
                           EISNER & COMPANY, LLP.

[ ]                        WITHHOLD AUTHORITY

[ ]                        ABSTAIN

                  THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE EIGHT (8) NOMINEES NAMED IN ITEM 1, THE ADOPTION OF THE 1999 STOCK PLAN IN ITEM 2, AND THE RATIFICATION OF THE APPOINTMENT OF RICHARD A. EISNER & CO., LLP. AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 1999 IN ITEM 3.

                  IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                  PLEASE MARK, SIGN DATE AND RETURN THIS PROXY PROMPTLY USING THE ACCOMPANYING POSTAGE PRE-PAID ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STEVEN MADDEN, LTD.

                                                     DATED:
                                                             -------------------

                                                     ---------------------------
                                                     SIGNATURE

                                                     ---------------------------
                                                     SIGNATURE IF JOINTLY OWNED:

                                                     ---------------------------
                                                     PRINT NAME:

                                                     PLEASE SIGN  EXACTLY AS THE
NAME APPEARS ON YOUR STOCK CERTIFICATE. WHEN SHARES OF CAPITAL STOCK ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, OR CORPORATE OFFICER, PLEASE INCLUDE FULL TITLE AS SUCH. IF THE SHARES OF CAPITAL STOCK ARE OWNED BY A CORPORATION, SIGN IN THE FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF THE SHARES OF CAPITAL STOCK ARE OWNED BY A PARTNERSHIP, SIGN IN THE NAME OF THE PARTNERSHIP BY AN AUTHORIZED OFFICER.

             PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                            IN THE ENCLOSED ENVELOPE